Exhibit 3.27

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION

OF

PROVIDENCIA USA, INC.

the original of which was filed in this office on the 8th day of August, 2008.

Scan to verify online.	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 25th day of July, 2017.
Certification# 100935248-1 Reference# 13948503- Page: 1 of 3	/s/ Elaine F. Marshall
Verify this certificate online at http://www.sosnc.gov/verification	Secretary of State

SOSID: 1057648

Date Filed: 8/8/2008 9:14:00 AM

Elaine F. Marshall

North Carolina Secretary of State

C200822000288

State of North Carolina

Department of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.	The name of the corporation: Providencia USA, Inc.

2.	The corporation is authorized to issue 100,000 shares, all of one class, designated as common stock.

3.	The street address, mailing address, and county of the initial registered office of the corporation is:

Number and Street: 225 Hillsborough Street

City, State, Zip Code: Raleigh, NC 27603          County: Wake

4.	The name of the initial registered agent is CT Corporation System.

5.	The corporation does not have a principal office.

6.	To the fullest extent from time to time permitted by law, no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

7.	The name and address of each incorporator is as follows:

Joy Mayo

2100 Wachovia Capitol Center

150 Fayetteville Street

Raleigh, NC 27601

8.	These articles will be effective upon filing.

This the 7th day of August, 2008.

/s/ Joy Mayo
Joy Mayo, Incorporator

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF CORRECTION

OF

PROVIDENCIA USA, INC.

the original of which was filed in this office on the 27th day of August, 2008.

Scan to verify online.	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 25th day of July, 2017.
Certification# 100935249-1 Reference# 13948503- Page: 1 of 2	/s/ Elaine F. Marshall
Verify this certificate online at http://www.sosnc.gov/verification	Secretary of State

SOSID: 1057648

Date Filed: 8/27/2008 9:23:00 AM

Effective: 8/8/2008

Elaine F. Marshall

North Carolina Secretary of State

C200823900122

State of North Carolina

Department of the Secretary of State

ARTICLES OF CORRECTION

Pursuant to §55D-14 of the General Statutes of North Carolina, the undersigned entity hereby submits these Articles of Correction for the purpose of correcting a document filed by the Secretary of State.

1.	The name of the entity is: Providencia USA, Inc.

2.	The type of business entity is: X Domestic Corporation, ☐Foreign Corporation,

☐Domestic Nonprofit Corporation, ☐Foreign Nonprofit Corporation,

☐Domestic Limited Liability Company, ☐Foreign Limited Liability Company

☐Domestic Limited Partnership, ☐Foreign Limited Partnership

☐Domestic Limited Liability Partnership, ☐Foreign Limited Liability Partnership.

3.	On the 8th day of August, 2008, the business entity filed Articles of Organization.

4.	This document was incorrect in the following manner (specify the incorrect statement and the reason it is incorrect or the manner in which the execution was defective):

Article 5 incorrectly stated that the corporation does not have a principal office.

5.	The incorrect matters stated in Item 4 above should be revised as follows or the corrected document may be attached:

Article 5 should be deleted in its entirety and the following new Article 5 inserted:

“5. The corporation has a principal office.

The street address and county of the principal office of the corporation is:

Number and Street:	184 Deer Ridge Dr.

City, State, Zip Code:	Statesville, NC 28625	County: Iredell

The mailing address of the principal office of the corporation is:

P.O. Box 1186, Statesville, NC 28687	County: Iredell

This the 26th day of August, 2008.

Providencia USA, Inc.

By:	/s/ Joy Mayo
Joy Mayo, Incorporator

NOTES:

1.	Filing fee is $10. This document must be filed with the Secretary of State.
2.	For effective date of these Articles of Correction, see N.C.G.S. §55D-14.

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January 2002)		(Form BE-02)

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

PROVIDENCIA USA, INC.

the original of which was filed in this office on the 11th day of February, 2016.

Scan to verify online.	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 25th day of July, 2017.
Certification# 100935250-1 Reference# 13948553- Page: 1 of 3	/s/ Elaine F. Marshall
Verify this certificate online at http://www.sosnc.gov/verification	Secretary of State

SOSID: 1057648

Date Filed: 2/11/2016 12:39:00 PM

Elaine F. Marshall

North Carolina Secretary of State

C2016 042 00508

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PROVIDENCIA USA, INC.

Pursuant Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is Providencia USA, Inc.

2.	The Articles of Incorporation are hereby amended by deleting Article 2 in its entirety and inserting in lieu thereof a new Article 2 as follows:

The corporation is authorized to issue One Hundred Fifty Billion (150,000,000,000) shares, all of one class, designated as common stock.

3.	The foregoing amendment was adopted and approved by shareholder action effective February 10, 2016, and such shareholder adoption and approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

4.	These Articles of Amendment shall be effective upon acceptance for filing by the North Carolina Secretary of State.

[Signature follows on next page]

IN WITNESS WHEREOF, the corporation has executed these Articles of Amendment on this 10th day of February, 2016.

PROVIDENCIA USA. INC., a North
Carolina corporation

By:	/s/ Jason Greene
Jason Greene
Executive Vice President, General
Counsel and Secretary

[Articles of Amendment to the Articles of Incorporation of Providencia USA, Inc.]